Release: June 2, 2010

STRIKER TO PURSUE HEALTHCARE
OPPORTUNITIES

TORONTO, ONTARIO, June 2, 2010 -- Striker Energy Corp. (“Striker”)(SKRY:OTCBB) today announced that it has entered into a consulting agreement with Dr. Cameron Durrant to assist management in the identification of opportunities available to the company in the healthcare industry and to recommend terms of potential acquisitions. Under the agreement, Striker will compensate Dr. Durrant on a time-spent basis plus reimbursement of reasonable associated expenses.

REMINDER TO HOLDERS OF STRIKER ENERGY CORP.’S COMMON STOCK

Effective September 12, 2008, Striker Energy Corp. effected a two for one forward split of the authorized common stock and the issued and outstanding shares of common stock of the company. Holders of certificates issued before September 12, 2008 are reminded that they should tender their certificates for replacement immediately. Please contact the company for assistance if necessary.

About Striker Energy Corp.
Striker Energy Corp. is publicly traded under the symbol SKRY on the over-the-counter bulletin board. Striker is engaged in the search for business opportunities in both the healthcare industry and in the oil and gas industry. Striker Energy Corp. is incorporated under the laws of the State of Nevada.

For Further Information
Striker Energy Corp.
Phone: 1-416-489-0093
Email: jcarusone@strikerenergycorp.com

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Forward-looking statements in this press release include statements about whether Dr. Durrant can identify and recommend any opportunities for Striker in the healthcare industry. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in general business endeavors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Striker Energy Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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